DRAFT

                   [Letterhead of KPMG Peat Marwick LLP]


______________, 1997

Oppenheimer Fund
Two World Trade Center  34th floor
New York, New York  10048-0203

Oppenheimer Multiple Strategies Fund
Two World Trade Center  34th floor
New York, New York  10048-0203


Dear Sirs:

We have reviewed the Agreement and Plan of Reorganization between Oppenheimer Fund (the "Fund") and Oppenheimer Multiple Strategies Fund ("OMSF") which is attached as Exhibit A to the Proxy Statement and Prospectus of the Fund included as part of OMSF's Registration Statement on Form N-14 filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on ________, 1997 (the "Agreement"), concerning the acquisition by OMSF of substantially all of the assets of the Fund solely for voting shares of beneficial interest in OMSF, followed by the distribution of OMSF shares to the shareholders of the Fund in complete liquidation of the Fund.

In connection with the rendering of this opinion, we have reviewed the Agreement, the most recent audited financial statements and related documents and other materials as we deemed relevant to the rendering of this opinion. Based upon all of the foregoing and the representations made by the Fund and OMSF, attached hereto, in our opinion, the federal tax consequences of the transaction will be as follows:

1. The transactions contemplated by the Agreement will qualify as a tax-free "reorganization" within the meaning of Section
     368(a)(1) of the Internal Revenue Code of 1986, as amended
     (the "Code").

2. The Fund and OMSF will each qualify as a "party to a reorganization" within the meaning of Section 368(b)(2) of the Code.

3. No gain or loss will be recognized by the shareholders of the Fund upon the distribution of shares of beneficial interest in OMSF to the shareholders of the Fund, pursuant to Section 354 of the Code.

4. Under Section 361(a) of the Code no gain or loss will be recognized by the Fund by reason of the transfer of its assets solely in exchange for Class A, Class B and Class C shares of OMSF, respectively.

5. Under Section 1032 of the Code no gain or loss will be recognized by OMSF by reason of the transfer of the Fund's assets solely in exchange for Class A, Class B and Class C shares of OMSF, respectively.

6. The stockholders of the Fund will have the same tax basis and holding period for the shares of beneficial interest in OMSF that they receive as they had for the stock of the Fund that they previously held, pursuant to Sections 358(a) and 1223(1), respectively, of the Code.

7. The securities transferred by the Fund to OMSF will have the same tax basis and holding period in the hands of OMSF as they had for the Fund, pursuant to Sections 362(b) and 1223(1), respectively, of the Code.


Very truly yours

                                                                      DRAFT

                   [Letterhead of KPMG Peat Marwick LLP]


______________, 1997

Oppenheimer Strategic Income & Growth Fund
6803 South Tucson Way
Englewood, Colorado 80112

Oppenheimer Multiple Strategies Fund
Two World Trade Center  34th Floor
New York, New York  10048-0203


Dear Sirs:

We have reviewed the Agreement and Plan of Reorganization between Oppenheimer Strategic Income & Growth Fund (the "Fund") and Oppenheimer Multiple Strategies Fund ("Multiple Strategies Fund") which is attached as Exhibit A to the Proxy Statement and Prospectus of the Fund included as part of Multiple Strategies Fund Registration Statement on Form N-14 filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on ________, 1997 (the "Agreement"), concerning the acquisition by Multiple Strategies Fund of substantially all of the assets of the Fund solely for voting shares of beneficial interest in Multiple Strategies Fund, followed by the distribution of Multiple Strategies Fund shares to the shareholders of the Fund in complete liquidation of the Fund.

In connection with the rendering of this opinion, we have reviewed the Agreement, the most recent audited financial statements and related documents and other materials as we deemed relevant to the rendering of this opinion. Based upon all of the foregoing and the representations made by the Fund and Multiple Strategies Fund, attached hereto, in our opinion, the federal tax consequences of the transaction will be as follows:

1. The transactions contemplated by the Agreement will qualify as a tax-free "reorganization" within the meaning of Section
     368(a)(1) of the Internal Revenue Code of 1986, as amended
     (the "Code").

2. The Fund and Multiple Strategies Fund will each qualify as a "party to a reorganization" within the meaning of Section
     368(b)(2) of the Code.

3. No gain or loss will be recognized by the shareholders of the Fund upon the distribution of shares of beneficial interest in Multiple Strategies Fund to the shareholders of the Fund, pursuant to Section 354 of the Code.

4. Under Section 361(a) of the Code no gain or loss will be recognized by the Fund by reason of the transfer of its assets solely in exchange for Class A, Class B and Class C shares of Multiple Strategies Fund, respectively.

5. Under Section 1032 of the Code no gain or loss will be recognized by Multiple Strategies Fund by reason of the transfer of the Fund's assets solely in exchange for Class A, Class B and Class C shares of Multiple Strategies Fund, respectively.

6. The stockholders of the Fund will have the same tax basis and holding period for the shares of beneficial interest in Multiple Strategies Fund that they receive as they had for the stock of the Fund that they previously held, pursuant to Sections 358(a) and 1223(1), respectively, of the Code.

7. The securities transferred by the Fund to Multiple Strategies Fund will have the same tax basis and holding period in the hands of Multiple Strategies Fund as they had for the Fund, pursuant to Sections 362(b) and 1223(1), respectively, of the Code.


Very truly yours




KPMG Peat Marwick LLP